Exhibit (a)(xv) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K



                            MONEY MARKET OBLIGATIONS TRUST

                                   Amendment No. 15
                                        to the
                                  Amended & Restated
                                 DECLARATION OF TRUST

                              Dated October 6, 1989

THIS Declaration of Trust is amended as follows:

     A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series and classes shall be, and are established and designated as:

                             Alabama Municipal Cash Trust

                             Arizona Municipal Cash Trust
                             Institutional Service Shares

                         Automated Cash Management Trust

                                    Cash II Shares
                             Institutional Service Shares

                          Automated Government Cash Reserves

                           Automated Government Money Trust

                           Automated Treasury Cash Reserves

                         California Municipal Cash Trust

                             Institutional Service Shares
                                 Institutional Shares

                           Connecticut Municipal Cash Trust
                             Institutional Service Shares

                                Federated Master Trust

                      Federated Short-Term U.S. Government Trust

                               Federated Tax-Free Trust

                             Florida Municipal Cash Trust
                                    Cash II Shares

                                 Institutional Shares

                             Georgia Municipal Cash Trust

                           Government Obligations Fund

                                 Institutional Shares
                             Institutional Service Shares

                     Government Obligations Tax Managed Fund

                                 Institutional Shares
                             Institutional Service Shares

                      Liberty U.S. Government Money Market Trust
                                    Class A Shares
                                    Class B Shares

                                Liquid Cash Trust

                          Maryland Municipal Cash Trust

                          Massachusetts Municipal Cash Trust

                                Galaxy BKB Shares

                             Institutional Service Shares

                          Michigan Municipal Cash Trust

                             Institutional Service Shares
                                 Institutional Shares

                            Minnesota Municipal Cash Trust
                                  Cash Series Shares

                                 Institutional Shares

                             Money Market Management

                                  Money Market Trust

                              Municipal Obligations Fund
                             Institutional Capital Shares
                             Institutional Service Shares

                                 Institutional Shares

                         New Jersey Municipal Cash Trust

                             Institutional Service Shares
                                 Institutional Shares

                          New York Municipal Cash Trust

                                    Cash II Shares
                             Institutional Service Shares

                       North Carolina Municipal Cash Trust

                            Ohio Municipal Cash Trust

                                    Cash II Shares
                             Institutional Service Shares

                                 Institutional Shares

                        Pennsylvania Municipal Cash Trust

                                  Cash Series Shares
                             Institutional Service Shares

                                 Institutional Shares

                           Prime Cash Obligations Fund

                             Institutional Capital Shares
                             Institutional Service Shares

                                 Institutional Shares

                                Prime Obligations Fund
                                 Institutional Shares

                             Institutional Service Shares

                             Prime Value Obligations Fund
                             Institutional Capital Shares
                             Institutional Service Shares

                                 Institutional Shares

                              Tax-Free Instruments Trust
                             Institutional Service Shares

                                Investment Shares

                            Tax-Free Obligations Fund

                                 Institutional Shares
                             Institutional Service Shares

                            Tennessee Municipal Cash Trust
                             Institutional Service Shares

                                 Institutional Shares

                            Treasury Obligations Fund

                                 Institutional Shares
                             Institutional Service Shares
                             Institutional Capital Shares

                          Trust for Government Cash Reserves

                    Trust for Short-Term U.S. Government Securities

                       Trust for U.S. Treasury Obligations

                           U.S. Treasury Cash Reserves

                             Institutional Service Shares
                                 Institutional Shares

                          Virginia Municipal Cash Trust

                             Institutional Service Shares
                                 Institutional Shares

     B. Strike the first sentence of Section 5 of Article XII from the Declaration of Trust and substitute in its place the following:

      Section 5. OFFICES OF THE TRUST, FILING OF COPIES, HEADINGS, COUNTERPARTS. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees , and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

      The undersigned, Executive Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.

      WITNESS the due execution hereof this 17th day of May, 2000.

                                    /S/ J. CHRISTOPHER DONAHUE
                                    ------------------------------
                             J. Christopher Donahue

                            Executive Vice President